UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)              On June 16, 2016, National Amusements, Inc. and NAI Entertainment Holdings LLC (together, “NAI”) delivered to Viacom Inc. (“Viacom” or the “Company”) two Actions by Written Consent that NAI claimed (1) effected amendments to Viacom’s Amended and Restated Bylaws providing that vacancies on the Viacom Board of Directors (the “Board”) occurring as a result of stockholder action to remove directors or to increase the number of authorized directors shall be filled only by the affirmative vote of stockholders representing at least a majority of stock entitled to vote generally in the election of directors, and any vacancy for any other reason shall be filled by the affirmative vote of the stockholders representing at least a majority of stock entitled to vote generally in the election of directors, unless such other vacancy is not filled by stockholder action within 30 days of the occurrence of such other vacancy, in which case such other vacancy may then be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director (the “Purported Bylaw Amendments”), (2) removed from the Board, without cause, George S. Abrams, Philippe P. Dauman, Blythe J. McGarvie, Frederic V. Salerno and William Schwartz, and (3) filled the vacancies on the Board resulting from the removal of such directors with Kenneth Lerer, Thomas J. May, Judith McHale, Ronald Nelson and Nicole Seligman (the “Purported New Directors,” and (1), (2) and (3) together, the “Purported Director Actions”). A copy of the Purported Bylaw Amendments is filed herewith as Exhibit 3.2 and is incorporated by reference herein in its entirety.

The Company has been advised that each of the Purported New Directors has been asked to serve as a director of Viacom by NAI and has an understanding with NAI concerning indemnification. The Company does not have knowledge as to whether there is any other arrangement or understanding between any of the Purported New Directors and any other person pursuant to which he or she was or is to be selected as a director of Viacom (other than between the Purported New Directors and Viacom, as to which there is no such arrangement or understanding).

At the time of the filing of this Current Report on Form 8-K, the Purported New Directors have not been named to any committees of the Board.

The Company will disclose on a Current Report on Form 8-K the information required by Item 404(a) of Regulation S-K, regarding related person transactions with the Purported New Directors, if and when they are confirmed as directors.

To the extent that any information called for in this Item 5.02 is not determined or is unavailable at the time of this filing, the Company will file an amendment to this filing containing such information within four business days after the information is determined or becomes available.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) The information contained in Item 5.02 above is incorporated by reference herein in its entirety.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On June 16, 2016, Viacom Inc. issued the press release furnished herewith as Exhibit 99, which is incorporated by reference herein in its entirety.

Section 8 – Other Events

Item 8.01	Other Events.

On June 16, 2016, NAI filed a lawsuit in the Court of Chancery of the State of Delaware (1) seeking the court’s confirmation of the validity and effectiveness of the Purported Director Actions, as well as of the purported bylaw amendments contained in the written consents delivered to the Company on June 6, 2016, as previously reported, and (2) requesting that, pending a final court ruling, the court maintain the existing Board and prohibit the Board from taking any action not in the ordinary course of business.

On June 16, 2016, Mr. Salerno, who is Viacom’s Lead Independent Director, filed a lawsuit in the Court of Chancery of the State of Delaware, with the support of the independent directors of the Board, seeking an expedited determination (1) that the Purported Director Actions are invalid, (2) that the Board remains as currently comprised, (3) enjoining NAI from taking further wrongful actions under the authority of Sumner M. Redstone and (4) entering a status quo order providing that NAI shall not take any actions that would disrupt the Board’s continuing management of the business and affairs of the Company in the ordinary course.

NAI owns approximately 79.8% of Viacom’s Class A (voting) common stock and approximately 10% of Viacom’s common equity, represented by its combined ownership of Viacom’s Class A (voting) and Class B (non-voting) common stock. The remaining 90% of Viacom’s common equity is owned by non-controlling public stockholders of Viacom.

As a precautionary matter, Viacom intends to file an Information Statement on Schedule 14C in a timely manner pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended, in order to provide stockholders with required information regarding the Purported Director Actions.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

	Exhibit No.	Description of Exhibit

	3.2	Purported amendments to Amended and Restated Bylaws of Viacom Inc.

The following exhibit is furnished as part of this Report on Form 8-K:

	Exhibit No.	Description of Exhibit

	99	Press release of Viacom Inc. dated June 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 22, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

3.2	Purported amendments to Amended and Restated Bylaws of Viacom Inc.

99	Press release of Viacom Inc. dated June 16, 2016.